UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2024
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement.
Second A&R North American Credit Agreement
On October 28, 2024, PRA Group, Inc. (the “Company”), as a borrower, PRA Group Canada Inc. (“PRA Canada”), as a Canadian borrower, and certain domestic subsidiaries of the Company, as guarantors (the “Guarantors”), entered into the Second Amended and Restated Credit Agreement (the “Second A&R North American Credit Agreement”) with Truist Bank, as the administrative agent (the “North American Agent”), the co-syndication agents, co-senior managing agents, joint lead arrangers and joint bookrunners party thereto, and the other lenders party thereto (collectively, the “North American Lenders”), which modified the Amended and Restated Credit Agreement, dated May 5, 2017 (as amended or otherwise modified prior to the Second A&R North American Credit Agreement, the “First A&R North American Credit Agreement”), among the Company, PRA Canada, the Guarantors, Bank of America, N.A., as administrative agent, and the other lenders party thereto. Capitalized terms used and not otherwise defined herein have the meanings provided in the Second A&R North American Credit Agreement.
The following sets forth a description of the material modifications made to the terms of the Second A&R North American Credit Agreement:
•The maturity date was extended from July 30, 2026 to October 28, 2029.
•Aggregate revolving and term loan commitments increased by $40 million to $1.548 billion. Aggregate revolving commitments remain at $1.075 billion, with a potential to increase by up to an additional $500 million. U.S. domestic revolving commitments reduced from $1 billion to $950 million and Canadian revolving commitments increased from $75 million to $125 million. The term loan commitment at closing was increased by $40 million to $472.6 million.
•Financial covenants were modified as follows:
◦Positive Income from Operations was replaced by a new Consolidated Fixed Charge Coverage Ratio: (i) Consolidated EBITDA to (ii) scheduled principal payment on Consolidated Funded Indebtedness, plus Consolidated Interest Charges (last four fiscal quarters) to be not less than 2.00 to 1.00.
◦Consolidated Senior Secured Indebtedness was reduced by Qualified Cash when calculating the Consolidated Senior Secured Leverage Ratio and the ratio was increased from 2.25: 1.00 to 2.50: 1.00.
◦The Consolidated Tangible Net Worth covenant was replaced by a Consolidated Total Assets covenant.
◦Consolidated Funded Indebtedness was reduced by Qualified Cash when calculating the Consolidated Total Leverage Ratio.
•Certain negative covenants and related definitions were modified to provide additional flexibility for potential transactions, and a number of permissive baskets were increased.
The Guarantors guarantee all the obligations of the Borrowers and each other Guarantor under the Second A&R North American Credit Agreement and the other loan documents, including any obligations under hedging and treasury management arrangements. The obligations of the Borrowers and the Guarantors under the Second A&R North American Credit Agreement, including the Canadian obligations, are secured by substantially all the Company’s and each Guarantor’s assets. The Canadian obligations are also secured by substantially all of PRA Canada’s assets.

The Second A&R North American Credit Agreement also provides for events of default, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants and cross-defaults. The occurrence of an event of default under the Second A&R North American Credit Agreement could result in all loans and other obligations under the Second A&R North American Credit Agreement becoming immediately due and payable and the Second A&R North American Credit Agreement being terminated.

The North American Agent, certain of the North American Lenders and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company, its subsidiaries or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Second A&R North American Credit Agreement is not complete and is qualified in its entirety by reference to the entire Second A&R North American Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

A&R UK Credit Agreement

On October 30, 2024, PRA Group Europe Holding I S.à r.l. (“PRA Group Europe”), a wholly owned subsidiary of the Company, as borrower, entered into a Deed of Amendment and Restatement (the “A&R UK Credit Agreement”) with PRA Group (UK) Limited (“PRA UK”) and the Company, as guarantors, the lenders party thereto (the “UK Lenders”), and MUFG Bank, Ltd., London Branch, as the administrative agent for the UK Lenders (the “UK Agent”), which modified the Credit Agreement, dated April 1, 2022 (as amended or otherwise modified prior to the A&R UK Credit Agreement, the “UK Credit Agreement”), among PRA Europe, as borrower, the Company and PRA UK, as guarantors, the UK Agent and the other lenders party thereto.
The following sets forth a description of the material modifications made to the terms of the UK Credit Agreement:
•The maturity date was extended from July 30, 2026 to October 30, 2029.
•Aggregate revolving commitments were decreased from $800 million to $725 million, with a potential to increase by up to an additional $200 million.
•The financial covenants, negative covenants and carve-outs, baskets and definitions related thereto were modified to more closely conform to the Second A&R North American Credit Agreement.
The A&R UK Credit Agreement also provides for events of default, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants and cross-defaults. The occurrence of an event of default under the A&R UK Credit Agreement could result in all loans and other obligations under the A&R UK Credit Agreement becoming immediately due and payable and the A&R UK Credit Agreement being terminated.

The UK Agent, certain of the UK Lenders and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company, its subsidiaries or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the A&R UK Credit Agreement is not complete and is qualified in its entirety by reference to the entire A&R UK Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

European Credit Agreement
On October 28, 2024, the Company's wholly-owned subsidiary, PRA Group Europe Holding S.a r.l. ("PRA Group Europe Holding"), and its Swiss Branch, PRA Group Europe Holding S.a r.l. ("PRA Group Holding"), Luxembourg, Zug Branch, as borrowers, entered into an amendment of the EUR 730 million European Credit Agreement (the "Letter Amendment") with the lenders party thereto ("EU Lenders") and DNB Bank ASA as facility agent and security agent (the "EU Agent"), to modify the financial covenants to more closely conform to the Second A&R North American Credit Agreement and the A&R UK Credit Agreement, by:
•Increasing the Consolidated Senior Secured Leverage Ratio from a maximum of 2.25: 1 to a maximum of 2.50: 1.
•Replacing the Positive Net Income covenant with a Consolidated Fixed Charge Coverage Ratio (such ratio to be not less than 2.00 to 1.00 as of the end of any fiscal quarter).

The EU Agent, EU Lenders and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company, its subsidiaries or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Letter Amendment is not complete and is qualified in its entirety by reference to the entire Letter Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On October 31, 2024, the Company issued a press release announcing its entry into the Second A&R North American Credit Agreement and the A&R UK Credit Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press release dated October 31, 2024
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: November 1, 2024	By:	/s/ Rakesh Sehgal
Rakesh Sehgal
Executive Vice President and Chief Financial Officer